Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of NIC INC., a Delaware corporation (the “Company”), which will file with the Securities and Exchange Commission, Washington, D. C. (the “Commission”), under the provisions of the Securities Act of 1933, as amended, a (i) Registration Statement on Form S-8 (or any appropriate form then in effect), for the registration of shares of Common Stock, $0.0001 par value, of the Company for issuance pursuant to the Company’s 2006 Amended and Restated Stock Option and Incentive Plan, as amended, (ii) a Post Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 333-83171), (iii) a Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-37000) and (iv) a Post Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-136016) (together, the “Applicable Filings”), hereby constitutes and appoints Harry H. Herington, William F. Bradley, Jr. and Stephen M. Kovzan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Applicable Filings and any and all amendments, including post-effective amendments, to the Applicable Filings and any other documents filed with the Commission, and to file the same, with all exhibits to the Applicable Filings and other documents in connection with the Applicable Filings, with the Commission or any other regulatory authority, and each of the undersigned hereby grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 28th day of May, 2009.

/s/ Harry H. Herington	Chairman of the Board and Chief
Harry H. Herington	Executive Officer (Principal Executive
Officer)

/s/ Stephen M. Kovzan	Chief Financial Officer (Principal
Stephen M. Kovzan	Financial Officer and Principal
Accounting Officer)

/s/ Art N. Burtscher	Lead Director
Art N. Burtscher

/s/ Daniel J. Evans	Director
Daniel J. Evans

/s/ Jeffery S. Fraser	Director and Chairman Emeritus
Jeffery S. Fraser

/s/ Ross C. Hartley	Director
Ross C. Hartley

/s/ Alexander C. Kemper	Director
Alexander C. Kemper

/s/ Pete Wilson	Director
Pete Wilson